Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS SECOND-QUARTER 2021 RESULTS

•Second-quarter revenue of $3.1 billion increased 14% on a reported basis, 9% on a constant currency basis and 8% on an operational basis1
•Second-quarter U.S. GAAP earnings per share (EPS) of $0.59 increased 23%; Adjusted EPS of $0.80 increased 25%
•Baxter expects full-year 2021 sales growth of approximately 8% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis
•Baxter now expects full-year U.S. GAAP EPS of $2.82 to $2.88 and adjusted EPS of $3.49 to $3.55

DEERFIELD, Ill., JULY 29, 2021 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the second quarter of 2021.
“As markets worldwide continue to cope with the effects from the COVID-19 pandemic, Baxter’s second quarter performance reflects the diversity and durability of our lifesaving portfolio combined with the breadth of our geographic reach,” said José (Joe) E. Almeida, chairman, president and chief executive officer. "Our drive to innovate, the essential nature of our product lines and the momentum of our transformation are all critical factors in our effort to improve performance and extend our impact. I am looking forward to our upcoming Investor Conference in September, where we will showcase our strategies to help drive incremental value for patients, clinicians, investors and the many other stakeholders we serve.”

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Second-Quarter Financial Results
Worldwide sales in the second quarter totaled approximately $3.1 billion, a year-over-year increase of 14% on a reported basis, 9% on a constant currency basis and 8% on an operational basis. Operational sales in the second quarter exclude the impact of foreign exchange and the company’s recent acquisition of the rights to Caelyx and Doxil, the branded versions of liposomal doxorubicin, for specified territories outside of the U.S. (OUS).
Sales in the U.S. totaled $1.2 billion, increasing 6% on both a reported and operational basis. International sales of $1.9 billion increased 19% on a reported basis, 10% on a constant currency basis and 8% on an operational basis.
Growth across all three of Baxter’s geographic segments – Americas, EMEA and APAC – contributed to positive performance for the quarter and reflects the steady impact of pandemic recovery in many global markets compared to the same period last year.
Among Baxter’s product categories, growth was led by BioPharma Solutions, Advanced Surgery and Medication Delivery, which each delivered double-digit growth on a reported and constant currency basis. Growth in BioPharma Solutions was driven by multiple collaborations to help manufacture COVID-19 vaccines on a contract basis. Performance in Advanced Surgery and Medication Delivery reflected favorable year-over-year comparisons resulting from a recovery in the pace of elective surgeries and hospital admissions in many markets following the height of the pandemic.
Baxter’s Clinical Nutrition business advanced double digits on a reported basis and low single digits at constant currency rates and the Renal Care business grew mid-single digits on a reported basis and was flat on a constant currency basis. The company’s Pharmaceuticals business rose double digits on a reported basis, mid-single digits at constant currency rates and was comparable to prior year levels on an operational basis.
Acute Therapies grew at low single digits on a reported basis and declined mid-single digits at constant currency rates, reflecting a challenging year-over-year comparison due to surging product demand this time last year related to the COVID-19 pandemic.

Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s key product categories and geographic segments.
For the second quarter, net income attributable to Baxter was $298 million, or $0.59 per diluted share, an increase of 23% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $111 million after-tax, which were primarily related to intangible asset amortization and a tax matter. On an adjusted basis, net income attributable to Baxter totaled $409 million, or $0.80 per diluted share, a 25% increase for the quarter. This exceeded the company’s previously issued guidance range of $0.72 to $0.75, driven by disciplined operational execution.
Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced the global launch of PrisMax 2, the latest version of the company’s leading-edge critical care technology, designed to help simplify delivery of continuous renal replacement therapy (CRRT) and other organ support therapies. The PrisMax 2 system features new solutions within the company’s TrueVue digital health portfolio, as well as the PrismaLung+ blood-gas exchanger that delivers extracorporeal carbon dioxide removal (ECCO2R) therapy to support the management of acute respiratory dysfunction.
•Launched the Sharesource Analytics 1.0 premium module, a new clinical management resource within the Sharesource remote patient management platform. This next-generation digital health resource provides healthcare professionals with a comprehensive dashboard containing simplified trend data from their home dialysis patients’ treatments, and evidence-based clinical guidance to help resolve potential therapy complications.

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2See links to original press releases for additional product information.

Corporate Responsibility
Baxter’s longstanding focus on corporate responsibility is an integral part of the company’s business strategy and a fundamental expression of Baxter’s life-sustaining Mission. Earlier this month, Baxter released its 2020 Corporate Responsibility Report, outlining final achievement toward its 2015-2020 set of corporate responsibility priorities and goals. The many accomplishments over this period include progress driving the sustainability of products and operations, improving access to healthcare for the underserved, and fostering a best place to work. Additional environmental, social and governance (ESG) disclosures, including Baxter’s 2020 Sustainability Accounting Standards Board Index and Data Summary, can be found within the appendix of the report.
The report also marked the launch of Baxter’s 2030 Corporate Responsibility Commitment, a set of 10 goals in support of three overarching objectives: “Empower our Patients,” “Protect our Planet,” and “Champion our People and Communities.” These three pillars will help to drive Baxter’s ESG efforts over the next decade.
One critical element of these efforts is Baxter’s Activating Change Today (ACT) initiative to advance racial justice in service of employees, external stakeholders, and the markets and communities the company serves. As part of ACT, the company recently announced $1.2 million in new scholarship and grant programs to support Black students pursuing health and science degrees and ultimately help expand the pipeline of Black healthcare professionals. Funding will be distributed over three years to three historically Black colleges and universities (HBCUs): Meharry Medical College, Morehouse School of Medicine and Tennessee State University.
Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company was most recently:
•Recognized by Seramount on its 2021 list of Best Companies for Multicultural Women.
•Recognized by Disability:IN as a top-scoring company and 2021 Best Place to Work according to Disability Equality Index benchmarking.
2021 Investor Conference
Baxter will host its 2021 Investor Conference on Monday, September 20, 2021, in Deerfield, Ill. Members of the senior leadership team will outline the company’s strategies to help accelerate innovation, drive growth and build shareholder value in support of Baxter’s Mission for patients. Attendee registration for the event is now live.
2021 Financial Outlook
For full-year 2021: Based on first-half 2021 performance, Baxter now expects U.S. GAAP earnings of $2.82 to $2.88 per diluted share and adjusted earnings, before special items, of $3.49 to $3.55 per diluted share. The company expects sales growth of approximately 8% on a reported basis, 5% to 6% on a constant currency basis and 4% to 5% on an operational basis.
For third-quarter 2021: The company expects sales growth of approximately 9% on a reported basis, approximately 7% on a constant currency basis and approximately 6% on an operational basis. The company expects U.S. GAAP earnings of $0.79 to $0.81 per diluted share and adjusted earnings, before special items, of $0.93 to $0.95 per diluted share.
Full-year and quarterly operational sales estimates for 2021 have been adjusted to exclude the impact of foreign exchange and the acquisition of specified OUS rights to Caelyx/Doxil.
A webcast of Baxter’s second-quarter 2021 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 29, 2021. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and six months ended June 30, 2021, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of specified OUS rights to Caelyx/Doxil. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of specified OUS rights to Caelyx/Doxil.
For the quarter and six months ended June 30, 2021, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, investigation and related costs and a tax matter. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its customers and suppliers, including foreign governments in countries in which the company operates; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company's Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation, ethylene oxide litigation and litigation related to the company's internal investigation of foreign exchange gains and losses; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for the company's peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier; specified OUS rights to Caelyx/Doxil; and full U.S. and specific OUS rights to Transderm Scop); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Doxil, PrisMax 2, PrismaLung+, Seprafilm, Sharesource and TrueVue are registered trademarks of Baxter International Inc. Transderm Scop is a registered trademark of Novartis AG.

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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2021	2020	Change
NET SALES	$3,098	$2,718	14%
COST OF SALES	1,865	1,680	11%
GROSS MARGIN	1,233	1,038	19%
% of Net Sales	39.8%	38.2%	1.6 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	675	590	14%
% of Net Sales	21.8%	21.7%	0.1 pts
RESEARCH AND DEVELOPMENT EXPENSES	139	117	19%
% of Net Sales	4.5%	4.3%	0.2 pts
OTHER OPERATING INCOME, NET	(5)	—	NM
OPERATING INCOME	424	331	28%
% of Net Sales	13.7%	12.2%	1.5pts
INTEREST EXPENSE, NET	34	36	(6)%
OTHER (INCOME) EXPENSE, NET	(2)	6	NM
INCOME BEFORE INCOME TAXES	392	289	36%
INCOME TAX EXPENSE	91	42	117%
% of Income Before Income Taxes	23.2%	14.5%	8.7 pts
NET INCOME	301	247	22%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	1	200%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$298	$246	21%

EARNINGS PER SHARE
Basic	$0.59	$0.48	23%
Diluted	$0.59	$0.48	23%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	503	509
Diluted	509	517

ADJUSTED OPERATING INCOME (excluding special items)¹	$533	$436	22%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$501	$394	27%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$409	$329	24%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.80	$0.64	25%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended June 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,233	$675	$139	$(5)	$424	$392	$91	$301	$298	$0.59
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.8%	21.8%	4.5%	(0.2)%	13.7%	12.7%	23.2%	9.7%	9.6%
Intangible asset amortization[1]	67	—	—	—	67	67	14	53	53	0.10
Business optimization items[2]	10	(8)	—	—	18	18	3	15	15	0.03
Acquisition and integration expenses[3]	—	(1)	—	5	(4)	(4)	(1)	(3)	(3)	(0.01)
European medical devices regulation[4]	11	—	—	—	11	11	3	8	8	0.02
Investigation and related costs[5]	—	(17)	—	—	17	17	1	16	16	0.03
Tax matter[7]	—	—	—	—	—	—	(22)	22	22	0.04
Adjusted	$1,321	$649	$139	$—	$533	$501	$89	$412	$409	$0.80
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.6%	20.9%	4.5%	0.0%	17.2%	16.2%	17.8%	13.3%	13.2%

The company’s U.S. GAAP results for the three months ended June 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,038	$590	$117	$—	$331	$289	$42	$247	$246	$0.48
Reported percent of net sales (or percent of income before income taxes for income tax expense)	38.2%	21.7%	4.3%	0.0%	12.2%	10.6%	14.5%	9.1%	9.1%
Intangible asset amortization[1]	56	—	—	—	56	56	12	44	44	0.09
Business optimization items[2]	8	(7)	2	—	13	13	2	11	11	0.02
Acquisition and integration expenses[3]	4	(4)	(1)	—	9	9	2	7	7	0.01
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[5]	—	(2)	—	—	2	2	—	2	2	0.00
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$1,131	$577	$118	$—	$436	$394	$64	$330	$329	$0.64
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	41.6%	21.2%	4.3%	0.0%	16.0%	14.5%	16.2%	12.1%	12.1%
1The company’s results in 2021 and 2020 included intangible asset amortization expense of $67 million ($53 million, or $0.10 per diluted share, on an after-tax basis) and $56 million ($44 million, or $0.09 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $18 million ($15 million, or $0.03 per diluted share, on an after-tax basis) and $13 million ($11 million, or $0.02 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.
3The company’s results in 2021 included $4 million ($3 million, or $0.01 per diluted share, on an after-tax basis) of benefits from the change in fair value of contingent consideration liabilities that was partially offset by integration expenses related to the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. The company’s results in 2020 included $9 million ($7 million, or $0.01 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of an in-process R&D asset.
4The company’s results in 2021 and 2020 included costs of $11 million ($8 million, or $0.02 per diluted share, on an after-tax basis) and $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company’s results in 2021 and 2020 included costs of $17 million ($16 million, or $0.03 per diluted share, on an after-tax basis) and $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) for investigation and related costs. In 2021, this item primarily included charges related to matters associated with the company’s investigation of foreign exchange gains and losses. In 2020, this item primarily included professional fees related to those matters.
6The company's results in 2020 included a charge $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) for an asset impairment related to a developed-technology intangible asset.
7The company's results in 2021 included a charge of $22 million, or $0.04 per diluted share, related to an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2021	2020	Change
NET SALES	$6,044	$5,520	9%
COST OF SALES	3,666	3,319	10%
GROSS MARGIN	2,378	2,201	8%
% of Net Sales	39.3%	39.9%	(0.6 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,302	1,218	7%
% of Net Sales	21.5%	22.1%	(0.6 pts)
RESEARCH AND DEVELOPMENT EXPENSES	267	263	2%
% of Net Sales	4.4%	4.8%	(0.4 pts)
OTHER OPERATING INCOME, NET	(5)	(20)	(75)%
OPERATING INCOME	814	740	10%
% of Net Sales	13.5%	13.4%	0.1 pts
INTEREST EXPENSE, NET	68	57	19%
OTHER EXPENSE, NET	3	16	(81)%
INCOME BEFORE INCOME TAXES	743	667	11%
INCOME TAX EXPENSE	142	87	63%
% of Income Before Income Taxes	19.1%	13.0%	6.1 pts
NET INCOME	601	580	4%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5	2	150%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$596	$578	3%

EARNINGS PER SHARE
Basic	$1.18	$1.14	4%
Diluted	$1.17	$1.12	4%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	504	508
Diluted	510	517

ADJUSTED OPERATING INCOME (excluding special items)¹	$1,034	$964	7%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$963	$891	8%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$795	$754	5%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.56	$1.46	7%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the six months ended June 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,378	$1,302	$267	$(5)	$814	$743	$142	$601	$596	$1.17
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.3%	21.5%	4.4%	(0.1)%	13.5%	12.3%	19.1%	9.9%	9.9%
Intangible asset amortization[1]	131	—	—	—	131	131	26	105	105	0.21
Business optimization items[2]	31	(14)	—	—	45	45	10	35	35	0.07
Acquisition and integration expenses[3]	—	(2)	—	5	(3)	(3)	(1)	(2)	(2)	(0.00)
European medical devices regulation[4]	19	—	—	—	19	19	5	14	14	0.03
Investigation and related costs[5]	—	(28)	—	—	28	28	3	25	25	0.05
Tax matter[7]	—	—	—	—	—	—	(22)	22	22	0.04
Adjusted	$2,559	$1,258	$267	$—	$1,034	$963	$163	$800	$795	$1.56
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.3%	20.8%	4.4%	0.0%	17.1%	15.9%	16.9%	13.2%	13.2%

The company’s U.S. GAAP results for the six months ended June 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,201	$1,218	$263	$(20)	$740	$667	$87	$580	$578	$1.12
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.9%	22.1%	4.8%	(0.4)%	13.4%	12.1%	13.0%	10.5%	10.5%
Intangible asset amortization[1]	108	—	—	—	108	108	23	85	85	0.16
Business optimization items[2]	18	(28)	1	17	28	28	5	23	23	0.04
Acquisition and integration expenses[3]	11	(7)	(22)	3	37	37	8	29	29	0.06
European medical devices regulation[4]	14	—	—	—	14	14	4	10	10	0.02
Investigation and related costs[5]	3	(16)	(1)	—	20	20	4	16	16	0.03
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$2,372	$1,167	$241	$—	$964	$891	$135	$756	$754	$1.46
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	43.0%	21.1%	4.4%	0.0%	17.5%	16.1%	15.2%	13.7%	13.7%
1The company’s results in 2021 and 2020 included intangible asset amortization expense of $131 million ($105 million, or $0.21 per diluted share, on an after-tax basis) and $108 million ($85 million, or $0.16 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $45 million ($35 million, or $0.07 per diluted share, on an after-tax basis) and $45 million ($40 million, or $0.07 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3The company’s results in 2021 included $3 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of benefits from the change in fair value of contingent consideration liabilities that was partially offset by integration expenses related to the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. The company’s results in 2020 included $37 million ($29 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2021 and 2020 included costs of $19 million ($14 million, or $0.03 per diluted share, on an after-tax basis) and $14 million ($10 million, or $0.02 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company’s results in 2021 and 2020 included costs of $28 million ($25 million, or $0.05 per diluted share, on an after-tax basis) and $20 million ($16 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. In 2021, this item primarily included charges related to matters associated with the company’s investigation of foreign exchange gains and losses. In 2020, this item primarily included professional fees related to those matters, as well as incremental stock compensation expense as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6The company's results in 2020 included a charge of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) for an asset impairment related to a developed-technology intangible asset.
7The company's results in 2021 included a charge of $22 million, or $0.04 per diluted share, related to an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,624	$1,469	11%	8%	$3,184	$3,034	5%	4%
EMEA	783	669	17%	8%	1,521	1,357	12%	4%
APAC	691	580	19%	10%	1,339	1,129	19%	9%
Total Baxter	$3,098	$2,718	14%	9%	$6,044	$5,520	9%	5%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$964	$919	5%	(0)%	$1,886	$1,789	5%	1%
Medication Delivery ²	697	605	15%	12%	1,349	1,283	5%	3%
Pharmaceuticals ³	546	481	14%	5%	1,098	997	10%	3%
Clinical Nutrition [4]	237	216	10%	3%	471	433	9%	3%
Advanced Surgery [5]	256	168	52%	48%	473	392	21%	17%
Acute Therapies [6]	188	186	1%	(4)%	395	342	15%	10%
BioPharma Solutions [7]	183	116	58%	49%	318	230	38%	30%
Other⁸	27	27	0%	4%	54	54	0%	0%
Total Baxter	$3,098	$2,718	14%	9%	$6,044	$5,520	9%	5%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$217	$747	$964	$209	$710	$919	4%	5%	5%
Medication Delivery	444	253	697	394	211	605	13%	20%	15%
Pharmaceuticals	162	384	546	208	273	481	(22)%	41%	14%
Clinical Nutrition	84	153	237	75	141	216	12%	9%	10%
Advanced Surgery	144	112	256	94	74	168	53%	51%	52%
Acute Therapies	61	127	188	72	114	186	(15)%	11%	1%
BioPharma Solutions	65	118	183	54	62	116	20%	90%	58%
Other	21	6	27	21	6	27	0%	0%	0%
Total Baxter	$1,198	$1,900	$3,098	$1,127	$1,591	$2,718	6%	19%	14%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$433	$1,453	$1,886	$413	$1,376	$1,789	5%	6%	5%
Medication Delivery	855	494	1,349	843	440	1,283	1%	12%	5%
Pharmaceuticals	362	736	1,098	428	569	997	(15)%	29%	10%
Clinical Nutrition	167	304	471	154	279	433	8%	9%	9%
Advanced Surgery	270	203	473	231	161	392	17%	26%	21%
Acute Therapies	142	253	395	132	210	342	8%	20%	15%
BioPharma Solutions	109	209	318	102	128	230	7%	63%	38%
Other	40	14	54	41	13	54	(2)%	8%	0%
Total Baxter	$2,378	$3,666	$6,044	$2,344	$3,176	$5,520	1%	15%	9%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2021	2020
Cash flows from operations – continuing operations	$854	$648
Cash flows from investing activities	(726)	(758)
Cash flows from financing activities	(707)	909

Cash flows from operations - continuing operations	$854	$648
Capital expenditures	(329)	(316)
Free cash flow - continuing operations	$525	$332
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended June 30, 2020 to The Three Months Ended June 30, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	FX	Operational Sales Growth*
Renal Care	5%	0%	(5)%	(0)%
Medication Delivery	15%	0%	(3)%	12%
Pharmaceuticals	14%	(6)%	(9)%	(0)%
Clinical Nutrition	10%	0%	(7)%	3%
Advanced Surgery	52%	0%	(4)%	48%
Acute Therapies	1%	0%	(5)%	(4)%
BioPharma Solutions	58%	0%	(9)%	49%
Other	0%	0%	4%	4%
Total Baxter	14%	(1)%	(5)%	8%

U.S.	6%	0%	0%	6%
International	19%	(2)%	(9)%	8%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Six Months Ended June 30, 2020 to The Six Months Ended June 30, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	FX	Operational Sales Growth*
Renal Care	5%	0%	(4)%	1%
Medication Delivery	5%	0%	(2)%	3%
Pharmaceuticals	10%	(4)%	(7)%	(1)%
Clinical Nutrition	9%	0%	(6)%	3%
Advanced Surgery	21%	0%	(4)%	17%
Acute Therapies	15%	0%	(5)%	10%
BioPharma Solutions	38%	0%	(8)%	30%
Other	0%	0%	0%	0%
Total Baxter	9%	(1)%	(4)%	4%

U.S.	1%	0%	0%	1%
International	15%	(1)%	(8)%	6%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Third Quarter and Full Year 2021 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and
Projected Third Quarter and Full Year 2021 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q3 2021*	FY 2021*
Sales Growth - U.S. GAAP	9%	8%
OUS Caelyx and Doxil	(1)%	(1)%
Foreign exchange	(2)%	(3)% - (2)%
Sales Growth - Operational	6%	4% - 5%
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q3 2021*	FY 2021*
Earnings per Diluted Share - U.S. GAAP	$0.79 - $0.81	$2.82 - $2.88
Estimated intangible asset amortization	$0.11	$0.42
Estimated business optimization charges	$0.01	$0.09
Estimated investigation and related costs	$0.00	$0.06
Estimated European medical devices regulation	$0.02	$0.06
Tax matter	$0.00	$0.04
Earnings per Diluted Share - Adjusted	$0.93 - $0.95	$3.49 - $3.55
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the third quarter and full year of 2021 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2021.